EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 33-93580) of Martek Biosciences Corporation,
(2)	Registration Statement (Form S-3 No. 333-53803) of Martek Biosciences Corporation,
(3)	Registration Statement (Form S-3 No. 333-81739) of Martek Biosciences Corporation,
(4)	Registration Statement (Form S-3 No. 333-34460) of Martek Biosciences Corporation,
(5)	Registration Statement (Form S-3 No. 333-57176) of Martek Biosciences Corporation,
(6)	Registration Statement (Form S-3 No. 333-76750) of Martek Biosciences Corporation,
(7)	Registration Statement (Form S-3 No. 333-87934) of Martek Biosciences Corporation,
(8)	Registration Statement (Form S-3 No. 333-106953) of Martek Biosciences Corporation,
(9)	Registration Statement (Form S-3 No. 333-108825) of Martek Biosciences Corporation,
(10)	Registration Statement (Form S-3ASR No. 333-147963) of Martek Biosciences Corporation,
(11)

Registration Statement (Form S-8 No. 33-79222) pertaining to the Martek Biosciences Corporation Stock Option Plan, Martek Biosciences Corporation Directors’ Stock Option Plan and Martek Biosciences Corporation 401(k) Retirement Savings Plan,

(12)	Registration Statement (Form S-8 No. 333-46949) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan,
(13)	Registration Statement (Form S-8 No. 333-27671) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan,
(14)	Registration Statement (Form S-8 No. 333-84317) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended,
(15)	Registration Statement (Form S-8 No. 333-52298) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended,
(16)	Registration Statement (Form S-8 No. 333-74092) pertaining to the Martek Biosciences Corporation 2001 Stock Option Plan,
(17)	Registration Statement (Form S-8 No. 333-85856) pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan,
(18)	Registration Statement (Form S-8 No. 333-87016) pertaining to the OmegaTech, Inc. 1996 Stock Option Plan and a Non Statutory Stock Option Agreement between OmegaTech, Inc. and Mark Braman,
(19)	Registration Statement (Form S-8 No. 333-105555) pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan, as amended,
(20)	Registration Statement (Form S-8 No. 333-117671) pertaining to the Martek Biosciences Corporation 2004 Stock Incentive Plan and the Martek Biosciences Corporation 2003 New Employee Stock Option Plan,
(21)	Registration Statement (Form S-8 No. 333-125802) pertaining to the Martek Biosciences Corporation Amended and Restated 2004 Stock Incentive Plan, and
(22)	Registration Statement (Form S-8 No. 333-137633) pertaining to the Martek Biosciences Corporation Amended and Restated 2004 Stock Incentive Plan

of our reports dated December 29, 2010, with respect to the consolidated financial statements and schedule of Martek Biosciences Corporation and the effectiveness of Martek Biosciences Corporation’s internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended October 31, 2010.

/s/ Ernst & Young LLP

Baltimore, Maryland
December 29, 2010